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                                                                    EXHIBIT 10.2

                    FIRST AMENDMENT TO MANAGEMENT AGREEMENT

     THIS FIRST AMENDMENT TO HOTEL MANAGEMENT AGREEMENT ("First Amendment") made and entered into as of this 24th day of April, 2006 by and between Summit Hotel Properties, LLC, a South Dakota limited liability company (hereinafter referred to as "Owner"), and The Summit Group, Inc., a South Dakota corporation, acting on its own behalf, (hereinafter referred to as "Manager"). All terms not defined herein shall have the meaning as set forth in the Hotel Management Agreement dated February 11, 2004.

     WHEREAS, Owner and Manager entered into a hotel management agreement as of February 11, 2004 ("Hotel Management Agreement"); and

     WHEREAS, Owner and Manager desire to amend the Hotel Management Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Hotel Management Agreement as follows:

     Section 5 Compensation to the Manager shall be revised in its entirety to read as follows:

5.   COMPENSATION TO THE MANAGER

     The Manager, as a Management Fee, shall be reimbursed for its overhead costs and expenses related to managing the Hotels. If Manager manages more hotels than the Hotels contemplated by this Agreement, then Manager shall charge each hotel managed, including Hotels, its pro rata share of all overhead expenses, which include but are not limited to: wages of employees and officers, including the salary of Kerry W. Boekelheide; rent; legal; accounting; insurance; and travel expenses. In no event will the annualized Management Fee exceed four and one-half percent (4l/2%) of annual gross revenues. Such Management Fee shall be paid to Manager on a monthly basis. Any expenses for services that would customarily be handled by a hotel property, such as bookkeeping, and expenses that are paid for third party services, such as accounting and legal services, shall be paid directly by the Hotels or Owner or shall be reimbursed to the Manager and shall not be included in the four and one-half percent of gross revenue cap.

No other terms, conditions or provisions of the Hotel Management Agreement shall be changed or altered except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

OWNER:                                  MANAGER:
SUMMIT HOTEL PROPERTIES, LLC            THE SUMMIT GROUP, INC.


/s/ Kerry W. Boekelheide                /s/ Kerry W. Boekelheide
------------------------------------    ----------------------------------------
By: Kerry W. Boekelheide                By: Kerry W. Boekelheide
Its: Manager                            Its: President